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FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE                                              JACKSON NATIONAL LIFE
PREMIUM ALLOCATION/BENEFIT SELECTION                                                   INSURANCE COMPANY(R) [GRAPHIC OMITTED]

MUST ACCOMPANY THE APPLICATION.                                              Home Office: Lansing, Michigan
COMPLETE FOR ALL VUL INSURANCE POLICIES.                                                        WWW.JNL.COM



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POLICY OWNER    Proposed Insured's Name (first, middle initial, last)      Date of Birth (mm/dd/yyyy)      SSN (include dashes)
AND             _______________________________________________________________________________________________________________
PROPOSED        Policy Owner's Name, if other than Proposed Insured (first, middle initial, last)
INSURED         __________________________________________________________________________________
                Date of Birth (mm/dd/yyyy)      SSN/TIN (include dashes)
                ________________________________________________________
                Joint Policy Owner's Name, if other than Proposed Insured (first, middle initial, last)
                _______________________________________________________________________________________

                Date of Birth (mm/dd/yyyy)      SSN/TIN (include dashes)

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PREMIUM ALLOCATION

Please select from the available allocation options by entering whole percentages in the left-hand columns. Subsequent payments will be invested in the selected allocation options unless JNL(R) is otherwise instructed. USE WHOLE PERCENTAGES ONLY.

SOURCE OF MONTHLY DEDUCTIONS

You may indicate the percentages of the monthly deductions to be withdrawn from the portfolios listed below by entering whole percentages (MUST TOTAL 100%) in the right-hand columns. If you do not enter percentages, monthly deductions will be subtracted from all portfolios in proportion to their value on the Monthly Anniversary.

                                                                SOURCE OF
PREMIUM                           PORTFOLIOS                     MONTHLY
ALLOCATION                                                      DEDUCTIONS
                                     JNL/AIM
__________                      Large Cap Growth                __________
__________                      Small Cap Growth                __________

                                   JNL/EAGLE
__________                        Core Equity                   __________
__________                      SmallCap Equity                 __________

                                    JNL/FMR
__________                         Balanced                     __________
__________                       Capital Growth                 __________

                                   JNL/LAZARD
__________                       Mid Cap Value                  __________
__________                       Small Cap Value                __________

                          JNL/MELLON CAPITAL MANAGEMENT
__________                      S&P 500(R) Index                __________
__________                   S&P(R) 400 MidCap Index            __________
__________                       Small Cap Index                __________
__________                         Bond Index                   __________
__________                     International Index              __________
__________                            JNL 5                     __________
__________                             VIP                      __________
__________                    Communications Sector             __________
__________                   Consumer Brands Sector             __________
__________                        Energy Sector                 __________
__________                      Financial Sector                __________
__________              Pharmaceutical/Healthcare Sector        __________
__________                      Technology Sector               __________
__________                Enhanced S&P 500 Stock Index          __________

                                 JNL/OPPENHEIMER
__________                        Global Growth                 __________
__________                           Growth                     __________



                                                                SOURCE OF
PREMIUM                           PORTFOLIOS                     MONTHLY
ALLOCATION                                                      DEDUCTIONS
                                   JNL/PUTNAM
__________                           Equity                     __________
__________                    International Equity              __________
__________                        Midcap Growth                 __________
__________                        Value Equity                  __________

                              JNL/SALOMON BROTHERS
__________                       High Yield Bond                __________
__________                       Strategic Bond                 __________
__________               U.S. Government & Quality Bond         __________

                                   JNL/SELECT
__________                          Balanced                    __________
__________                        Global Growth                 __________
__________                      Large Cap Growth                __________
__________                        Money Market                  __________
__________                            Value                     __________

                                JNL/T. ROWE PRICE
__________                     Established Growth               __________
__________                       Mid-Cap Growth                 __________
__________                            Value                     __________

                                      OTHER
__________                      JNL/Alger Growth                __________
__________                 JNL/Alliance Capital Growth          __________
__________              JNL/JPMorgan International Value        __________
__________                 JNL/PIMCO Total Return Bond          __________

__________                        FIXED ACCOUNT                 __________


__________                           TOTALS                     __________
                               (MUST EQUAL 100%.)
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REBALANCING

If you wish to establish rebalancing for your asset allocation indicate the start date and frequency of rebalancing below.

START DATE for Rebalancing/1/ (mm/dd/yyyy):_________________________

FREQUENCY of Rebalancing:  __ Monthly  __ Quarterly  __ Semiannually __ Annually

/1/ Start date must be after the allocation date. If no start date is selected, rebalancing will begin on the Monthly Anniversary one period (as selected) from the date JNL receives this form at its Service Center in Good Order.
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REBALANCING DEATH BENEFIT QUALIFICATION TEST

If purchasing an Ultimate Investor or Jackson National Life Advisor VUL policy, select one of the following death benefit qualification tests (ONCE SELECTED, THIS CHOICE MAY NOT BE CHANGED.):

        __ Guideline Premium and Cash Value Corridor Test
        __ Cash Value Accumulation Test

                   CASH VALUE ACCUMULATION TEST NOT AVAILABLE
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BENEFITS AND RIDERS

WAIVER OPTIONS (SELECT ONLY ONE)
   __ Waiver of Specified Premium
      Amount to be waived annually: $__________
   __ Waiver of Monthly Deductions

PERSPECTIVE INVESTOR(SM) BENEFITS/RIDERS
   __ Scheduled Term Insurance Rider:
      Initial Target Death Benefit:
      $__________
   __ Guaranteed Minimum Death Benefit
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DEATH BENEFIT OPTIONS

Select only one:

   __ Death Benefit Option A
   __ Death Benefit Option B/1/
   __ Death Benefit Option C/1//2/

/1/ Not available in combination with the Perspective Investor Guaranteed Minimum Death Benefit Rider.

/2/ The Guaranteed Death Benefit Rider on Ultimate Investor and Jackson National Life Advisor VUL is not included if this option is selected.
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TRANSFER INSTRUCTIONS

COMPLETE THIS SECTION IF YOU ARE TRANSFERRING ASSETS FROM ANOTHER POLICY OR CONTRACT. THE APPROXIMATE AMOUNT OF TRANSFER IS THE NET AMOUNT TO BE SENT TO JNL.

APPROXIMATE AMOUNT OF TRANSFER: $__________

TRANSFER TYPE (ONLY NON-QUALIFIED FUNDS CAN BE ACCEPTED)

       __ NON-1035 EXCHANGE FUNDS
       __ LIFE INSURANCE POLICY, 1035 EXCHANGE
           __ This Policy is a Modified Endowment Contract (MEC).
           __ An existing loan with approximate value of $_____________ is being transferred. (This amount will be allocated to the loan account as collateral for the loan.)
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TELEPHONE/ ELECTRONIC AUTHORIZATION

I (We) authorize Jackson National Life(R) (JNL) to accept fund transfers, allocation changes, and loan requests via telephone, Internet, or other electronic medium from me (us) and my (our) Representative (subject to JNL's then-current administrative procedures). JNL has procedures designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If JNL fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) agree that JNL, its affiliates and subsidiaries shall not be liable for losses incurred in connection with telephone/electronic instructions received, and acted on in good faith, notwithstanding subsequent allegations of error or mistake in connection with any such transaction instruction.

DO YOU AUTHORIZE THESE TYPES OF TRANSFERS? __ YES __ NO (If no election is made, JNL will default to "No" for residents of North Dakota and North Carolina, or to "Yes" for residents of all other states.)
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ELECTRONIC RECEIPT OF STATEMENTS/CORRESPONDENCE

I __ CONSENT __ DO NOT CONSENT to electronic delivery of annual and semi-annual reports, quarterly and immediate confirmation statements, prospectuses and prospectus supplements, and related correspondence (except ____________________) from Jackson National Life, when available.

There is no charge for electronic delivery. Please make certain you have given us a current e-mail address. Also let us know if that e-mail address changes as we will need to notify you of a document's availability through e-mail. To view an electronic document, you will need Internet access. You may request paper copies, whether or not you also decide to revoke your consent for electronic delivery, at any time and for no charge. Please contact the appropriate JNL Service Center to update your e-mail address, revoke your consent to electronic delivery, or request paper copies.

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SUITABILITY

TO BE COMPLETED BY THE POLICY OWNER.

1.   Do you believe  that the Policy  applied for will meet your  insurance  and financial objectives?............................... __ Yes __ No

2. Do you understand that the death benefit, policy value, and surrender value may increase or decrease depending on the experience of the Fixed Account and portfolios?..................................... __ Yes __ No

3. Do you understand that upon issue of the Policy the initial premium will be allocated to a Fixed Account until the Allocation Date? (Please see the prospectus for details.)............................ __ Yes __ No

4.   Did you receive a copy of the prospectus?........... __ Yes __ No

5. Do you understand that the Policy applied for may lapse if the net policy value less any applicable surrender charge becomes insufficient to cover the Policy's monthly deductions?.................... __ Yes __ No

6. Do you understand that any personalized illustrations received are based on a hypothetical rate of return assumption that may not be indicative of actual future investment experience of the portfolio(s) or actual interest credited to the Fixed Account?...................... __ Yes __ No


                Date of the prospectus (mm/dd/yyyy):____________

  THE DEATH BENEFIT PROCEEDS AND AMOUNTS IN THE PORTFOLIO(S) ARE NOT GUARANTEED
    AND MAY INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE
                                  PORTFOLIO(S).
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PREMIUM RECEIVED IN EXCESS OF IRC PREMIUM LIMITATIONS

For Premiums received within 15 days prior to a Policy Anniversary you authorize Jackson National Life to hold any Premium in excess of any Internal Revenue Code 7702 or 7702A premium limits to be applied in the next Policy Year. Please see the Premium and Premium Limits section of your prospectus for information on these limits. No interest will be paid on funds held for this reason and the funds will not be protected by any insurance guaranty fund or deposit insurance until they are applied as Premium.

Premiums  received  within  15  days  prior  to a  Policy  Anniversary  will  be considered Premium for the next Policy Year for any applicable Sales Charges.
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SIGNATURES     Policy Owner's Signature                             Date Signed (mm/dd/yyyy)
               ______________________________________________________________________________
               Joint Policy Owner's Signature (if applicable)       Date Signed (mm/dd/yyyy)
               ______________________________________________________________________________
               Representative's Signature                           Date Signed (mm/dd/yyyy)

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         Not FDIC/NCUA insured * Not Bank/CU guaranteed * May lose value
                Not a deposit * Not insured by any federal agency

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